Exhibit 99.1

For Immediate Release
Wednesday, October 10, 2007
Press Release

FNB CORPORATION ISSUES 3Q 2007 FINANCIAL GUIDANCE

CHRISTIANSBURG, Virginia – FNB Corporation (NASDAQ: FNBP) today announced that the Company will record net loan charge-offs of $3.9 million for the quarter ended September 30, 2007, which will have an adverse impact on third quarter financial performance.  “The unusually high charge-off amount was largely attributable to a $3.2 million charge-off related to a real estate development project,” stated William P. Heath, Jr., President and Chief Executive Officer of FNB Corporation.  As previously reported in the Company’s June 30, 2007, Form 10-Q, $11.5 million of this loan relationship was converted to nonaccrual early in July.  Primarily as a result of this charge-off, as well as general economic conditions, the Company anticipates recording a $1.6 million provision for loan losses for the quarter ended September 30, 2007.  The increased provision is expected to result in a decline in earnings in the range of 25-30% from third quarter of 2006, subject to finalizing third quarter 2007 results.  The Company reported net income of $4.7 million for the quarter ended September 30, 2006.

FNB Corporation is one of the largest publicly held commercial bank holding companies based in Virginia, with over $1.5 billion in assets. Through the activities of its affiliate, First National Bank, FNB Corporation operates 27 full-service branches and 2 loan production offices. Services are also provided around the clock through over 50 automated teller machines, telephone banking, and on-line banking at www.fnbonline.com.

For more information contact:

William P. Heath, Jr.                                                                                                William B. Littreal
President/CEO                                                                                                         Executive Vice President/CFO
(540) 382-6041                                                                                                           (540) 381-6758

Forward-Looking Statements

This news release contains forward-looking statements. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. Forward-looking statements may include, but are not limited to, discussions concerning the following:

▪	Projections of revenues, expenses, income, income per share, net interest margins, asset growth, loan production, asset quality, deposit growth, and other performance measures; and
▪	Discussions on the outlook of the economy, competition, regulation, taxation, Company strategies, subsidiaries, investment risk and policies.

Actual results or performance could differ from those implied or contemplated by forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties, including, among others:  general business, economic, and market conditions; fiscal and monetary policies; war and terrorism; natural disasters; changes in interest rates, deposit flows, loan demand, and real estate values; a deterioration in credit quality and/or a reduced demand for credit; competition with other providers of financial products and services; the issuance or redemption of additional Company equity or debt; volatility in the market price of the Company’s common stock; changes in accounting principles, policies, or guidelines; changes in laws or regulation; reliance on other companies for products and services; operational or systems risks; and other economic, competitive, servicing capacity, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products, and delivery of services. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company does not undertake, and specifically disclaims any obligation, to publicly update or revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, whether as the result of new information, future events or otherwise.